                                       LEASE

                                      BETWEEN

                              LEVITT, LEVITT & LIJGASH
                                    (-Landlord-)

                                        and

                              CONSUMER NET MARKETPLACE
                                     ("Tenant")

                                 TABLE OF CONTENTS
BASIC LEASE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .Iv

1. PREMISES
     1.1    Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.2    Landlord's Reserved Rights . . . . . . . . . . . . . . . . . . . . 1

2. TERM
     2.1.   Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     2.2.   Early Possession . . . . . . . . . . . . . . . . . . . . . . . . . 1
     2.3.   Delay In Possession. . . . . . . . . . . . . . . . . . . . . . . . 1
     2.4.   Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     2.5.   Acknowledgment of Lease Commencement . . . . . . . . . . . . . . . 2
     2.6.   Holding Over . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

3. RENTAL.
     3.1    Minimum Rental . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     3.2    Late Charge. . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     3.3    Form of Payment. . . . . . . . . . . . . . . . . . . . . . . . . . 3

4. PERSONAL PROPERTY TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . 3


5. ESCALATION RENT
     5.1    Definition and Payment of Escalation Rent. . . . . . . . . . . . . 3
     5.2.   Tenant's Operating Cost Share. . . . . . . . . . . . . . . . . . . 4
     5.3.   Definition of Operating Expenses . . . . . . . . . . . . . . . . . 4

6. ALTERATIONS
     6.1.   Right To Make Alterations. . . . . . . . . . . . . . . . . . . . . 5
     6.2.   Title To Alterations . . . . . . . . . . . . . . . . . . . . . . . 5
     6.3.   Tenant Fixtures. . . . . . . . . . . . . . . . . . . . . . . . . . 5
     6.4.   No Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     6.5.   Signs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5


7 MAINTENANCE, REPAIRS AND SERVICES
     7.1.   Landlord's Work. . . . . . . . . . . . . . . . . . . . . . . . . . 6
            (a)     Maintenance. . . . . . . . . . . . . . . . . . . . . . . . 6
            (b)     Utilities. . . . . . . . . . . . . . . . . . . . . . . . . 6
            (c)     Heat generating Equipment. . . . . . . . . . . . . . . . . 6
            (d)     Payment for Additional Power Use . . . . . . . . . . . . . 6
            (e)     Payment for Additional Services. . . . . . . . . . . . . . 6
            (f)     Tenant's Payment for Other Utilities . . . . . . . . . . . 7
     7.2.   Tenant's Obligation for Maintenance. . . . . . . . . . . . . . . . 7
            (a)     Good Order, Conditions And Repair. . . . . . . . . . . . . 7
            (b)     Landlord's Remedy. . . . . . . . . . . . . . . . . . . . . 7
            (c)     Condition Upon Surrender . . . . . . . . . . . . . . . . . 7

8.   US OF PREMISES
     8.1.  Permitted Use . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     8.2.  Requirement of Continued Use. . . . . . . . . . . . . . . . . . . . 7
     8.3   No Nuisance . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     8.4.  Compliance With Laws  . . . . . . . . . . . . . . . . . . . . . . . 7
     8.5.  Liquidation Sales . . . . . . . . . . . . . . . . . . . . . . . . . 8
     8.6.  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . 8

9.   INSURANCE AND INDEMNITY
     9.1.   Tenant's Insurance . . . . . . . . . . . . . . . . . . . . . . . .10
     9.2.   Quality of Policies and Certificates . . . . . . . . . . . . . . .10
     9,3,   Workers' Compensation. . . . . . . . . . . . . . . . . . . . . . .11
     9.4,   Waiver of Subrogation. . . . . . . . . . . . . . . . . . . . . . .11
     9,5.   Increase in Premiums . . . . . . . . . . . . . . . . . . . . . . .11


     9.6.   Tenant's Indemnification . . . . . . . . . . . . . . . . . . . . .11
     9.7.   Blanket Policy . . . . . . . . . . . . . . . . . . . . . . . . . .11

     10.    SUBLEASE AND ASSIGNMENT
     10.1.  Assignment and Sublease of Premises  . . . . . . . . . . . . . . .11
     10.2.  Rights Of Landlord . . . . . . . . . . . . . . . . . . . . . . . .12

11.  RIGHT OF ENTRY AND QUIET ENJOYMENT
     11,1   Right of Entry . . . . . . . . . . . . . . . . . . . . . . . . . .12
     11.2.  Quiet Enjoyment. . . . . . . . . . . . . . . . . . . . . . . . . .12

12.  CASUALTY AND TAKING
     12.1.  Termination or Reconstruction. . . . . . . . . . . . . . . . . . .12
     12.2.  Tenant's Rights. . . . . . . . . . . . . . . . . . . . . . . . . .13
     12.3.  Lease To Remain in Effect. . . . . . . . . . . . . . . . . . . . .13
     2.4.   Reservation of Compensation  . . . . . . . . . . . . . . . . . . .13
     2.5.   Restoration of Fixtures. . . . . . . . . . . . . . . . . . . . . .13


13.  DEFAULT
     13.1.  Events of Default. . . . . . . . . . . . . . . . . . . . . . . . .13
            (a)     Abandonment. . . . . . . . . . . . . . . . . . . . . . . .13
            (b)     Nonpayment . . . . . . . . . . . . . . . . . . . . . . . .13
            (c)     Other Obligations. . . . . . . . . . . . . . . . . . . . .14
            (d)     General Assignment . . . . . . . . . . . . . . . . . . . .14
            (e)     Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . .14
            (f)     Receivership . . . . . . . . . . . . . . . . . . . . . . .14
            (g)     Attachment . . . . . . . . . . . . . . . . . . . . . . . .14
            (h)     Insolvency . . . . . . . . . . . . . . . . . . . . . . . .14
     13.2.  Remedies upon Tenant's Default . . . . . . . . . . . . . . . . . .14
     13.3.  Remedies Cumulative. . . . . . . . . . . . . . . . . . . . . . . .15
     13.4.  Remedies upon Landlord's default . . . . . . . . . . . . . . . . .15

14.  SUBORDINATION, ATTORNMENT AND SALE
     14.1.  Subordination to Mortgage. . . . . . . . . . . . . . . . . . . . .15
     14.2.  Sale ofLandlord' Interest. . . . . . . . . . . . . . . . . . . . .15
     14.3.  Estoppel Certificates  . . . . . . . . . . . . . . . . . . . . . .16
     14.4.  Subordination to CC&R's. . . . . . . . . . . . . . . . . . . . . .16

15.  SECURITY DEPOSIT
     15.1   Deposit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16

16.  MISCELLANEOUS
     16.1.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
     16.2.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . .17
     16.3.  No Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     16.4.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     16.5   Litigation between Parties . . . . . . . . . . . . . . . . . . . .17


     16.6   Surrender. . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     16.7   Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . .17
     16.8   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . .18
     16.9   Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . .18
     16.10  No Partnership . . . . . . . . . . . . . . . . . . . . . . . . . .18
     16.11  Financial Information. . . . . . . . . . . . . . . . . . . . . . .18
     16.12  Costs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
     16.13  Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
     16.14  Ru1es and Regulations. . . . . . . . . . . . . . . . . . . . . . .18
     16.15  Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
     16.16  Memorandum of Lease. . . . . . . . . . . . . . . . . . . . . . . .18
     16.17  Corporate Authority. . . . . . . . . . . . . . . . . . . . . . . .19
     16.18  Executive & Delivery . . . . . . . . . . . . . . . . . . . . . . .19
     16.19  Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
     16.20  Security Cameras . . . . . . . . . . . . . . . . . . . . . . . . .19
     16.21  Backup Generator . . . . . . . . . . . . . . . . . . . . . . . . .19
     16.22  Property Tax on Sale . . . . . . . . . . . . . . . . . . . . . . .19

EXHIBITS

     A    Location of Premises
     B.   Real Property Description
     C.   Construction
     D.   Acknowledgement of Lease Commencement
     E.   Rules & Regu1ations
     F.   Guaranty

                              BASIC LEASE INFORMATION

Date:          April 8, 1998

Landlord: Levitt, Levitt & Lugash, a California general partnership

Landlord's Representative:  Michael Levitt
                            10425 Bainbridge Avenue
                            Los Ange1es, CA 90024
                            Telephone & Fax: (310) 474-0115  (310) 441-2165 Fax

             Consumer Net Marketplace, a California corporation

             1900 Los Angeles Avenue
             Second Floor
             Simi Valley, California 93065

Area of the Premises. 7,202 square feet

Tenant's Share of Operating Expenses:  42%

Term:  60 months

Term Commencement Date: May 1, 1998 '

Term Expiration Date:     April 30, 2003

Minimum Rent        Months         Amount
                    1              Free
                    2              $9,002.50
                    3-7            $4,501.25
                    8-36           $9,002 50
                    37-60          $9,362.60

Rent Adjustments.   See Sections 3.1(e) and (f)

Security Deposit.    $13,503.75

Prepaid Rent;        $9,002.50 to be applied to rent for month #2 (June)

Guarantor(s):        Fredrick Rice

Notice Addresses:    See Section 16.1

Permitted Use:      General office

Landlord's Broker   CB Commercial Real Estate Group, Inc., Mark Perry


Tenant's Broker:    Kenneth K. Lattin

NOTE: This Basic Lease information is a summary provid_d for reference purposes only and is qualified in its entirety by the actual terms of the Lease; in the event of any conflict between the terms of the Lease and the information contained herein, the terms of the Lease shall be controlling

                                       LEASE

THIS LEASE is made and entered into as of the 8th day of APRIL, 1998, by and between LEVITT, LEVITT & LUGASH, a California general partnership ("LANDLORD") and CONSUMER NET MARKETPLACE, a California corporation ("Tenant")

                          THE PARTIES AGREE AS FOLLOWS:

                                  1.  PREMISES
     1.1    PREMISES

     (a) Landlord leases to Tenant and Tenant hires and leases from Landlord, on the terms, covenants and conditions hereinafter set forth, the premises (the "Premises") designated in EXHIBIT A attached hereto and incorporated herein by this reference, consisting of approximately 7,202 square feet of space located within the building located at 1900 Los Angeles Avenue in the City of Simi Valley, County of Ventura, State of California (the "Building"), and located on the real property (the "Property") described in EXHIBIT B attached hereto and incorporated herein by this reference, together with the nonexclusive right to use any common areas in the Building designated as such from time to time by Landlord.

     (b) Tenant acknowledges and agrees that, notwithstanding the fact that it may design the Premises to accommodate more than twenty-eight (28) persons a total of twenty eight (28) parking spaces are allocated to the Premises in the parking lot that serves the Building. Tenant represents that the nature of its business is such that all of its personnel "will not be on the Premises at one time and, therefore, it will not require or use more than twenty-eight (28) spaces at any time.

     1.2. LANDLORD'S RESERVED RIGHTS. Landlord reserves the right from time to time to (i) install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the 13uilding above the ceiling surfaces, below the floor surfaces, within the walls or leading through the Premises in locations which will not materially interfere with Tenant's use thereof, (ii) relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are so located or located elsewhere outside the Premises, (iii) make alterations or additions to the Building, (iv) construct, alter or add to improvements on the Property, (v) build adjoining to the Property, and (vi) lease any part of the Property for the construction of improvements or buildings. Landlord may modify or enlarge the common area, alter or relocate accesses to the Premises, or alter or relocate any common facility. Landlord shall not exercise nights reserved to it pursuant to this Section 1.2 in such a manner as to materially impair Tenant's ability to conduct its activities in the normal manner, provided, however, that the foregoing shall not limit or restrict Landlord's right to undertake reasonable construction activity and Tenant's use of the Premises shall be subject to reasonable temporary disruption incidental to such activity diligently prosecuted.

                                  2.  TERM

     2.1 TERM. The term of this Lease shall commence May 1, 1998 herein called the "COMMENCEMENT DATE" and shall end on the day immediately preceding the date sixty (60) months thereafter, unless sooner terminated or extended (if applicable) as hereinafter provided.

     2.2. EARLY POSSESSION. If Landlord permits Tenant to occupy, use or take possession of the Premises prior to the Commencement Date determined under
Section 2.1, such occupancy, use or possession shall be subject to and upon all of the terms and conditions of this Lease, including the obligation to pay rent and other charges, unless Landlord and Tenant agree otherwise; provided, however, that such early possession shall not advance or otherwise affect the Commencement Date or termination date determined under Section 2.1. Upon delivery by tenant of an executed lease along with the good faith deposit and security deposit, landlord grants tenant early possession, without obligation to payment, to begin importation to start business.

     2.3 DELAY IN POSSESSION. Landlord agrees to use its best reasonable efforts to complete promptly the work described in Section 2.4 and EXHIBIT C; provided, however, Landlord shall not be liable for any damages caused by any delay in the completion of such work, nor shall any such delay affect the validity of this Lease or the obligations of Tenant hereunder.

     2.4. CONSTRUCTION. Tenant is accepting the Premises in "as is" condition. Except as set forth in EXHIBIT C, Landlord shall have no responsibilities or obligations with respect to preparation of the Premises for Tenant's occupancy. Acceptance by Tenant of possession of the Premises after performance of such work, if any, by Landlord shall constitute acceptance by Tenant of such work in its then completed condition and Landlord shall have no further responsibility of any kind or character for improvement of the Premises or in connection with such provided, however, that within thirty (30) days after the Commencement Date Tenant may furnish to Landlord a "punch list" identifying any items or matters in the Premises which are not constructed in accordance with the plans and specifications approved under EXHIBIT C hereto and Landlord shall promptly and diligently correct all such matters at its sole cost and expense.

     2.5 ACKNOWLEDGMENT OF LEASE COMMENCEMENT. Upon commencement of the term of this Lease, Landlord and Tenant shall execute a written acknowledgement of the Commencement Date, date of termination, square footage of the Premises and related matters, substantially in the form attached hereto as EXHIBIT D (with appropriate insertions), which acknowledgement shall be deemed to be incorporated herein by this reference. Notwithstanding the foregoing requirement, the failure of Tenant to execute such a written acknowledgement shall not affect landlord's determination of the Commencement Date, date of termination, square footage of the Premises and related matters in accordance with the provisions of this Lease.

     2.6. HOLDING OVER. If Tenant holds possession of the premises after the term of this Lease with Landlord's written consent, then except as otherwise specified in such consent, Tenant shall become a tenant from month to month at 135% the rental and otherwise upon the terms herein specified for the period immediately prior to such holding over and shall continue in such status until the tenancy is terminated by either party upon not less than thirty (30) days prior written notice. If Tenant holds possession of the Premises after the term of this Lease without Landlord's written consent, then Landlord in its sole discretion may elect (by written notice to Tenant) to have Tenant become a tenant either from month to month or at will, at 135% the rental (prorated on a daily basis for an at will tenancy, if applicable) and otherwise upon the terms herein specified for the period immediately prior to such holding over, or may elect to pursue any and all legal remedies available to Landlord under applicable law with respect to such unconsented holding over by Tenant. Tenant shall indemnify, and hold Landlord harmless from any loss, damage, Claim, liability, Cost or expense (including reasonable attorneys' fees) resulting from any delay by tenant in surrendering the Premises (except with Landlord's prior written consent), including but not limited to any claims made by a succeeding tenant by reason of. such delay. Acceptance of rent by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease.

3.   RENTAL

     3.1  MINIMUM RENTAL.

            (a) Subject to any applicable adjustments pursuant Section 5 of this Lease, Tenant shall pay to Landlord as minimum rental for the Premises, in advance, without deduction, offset, notice or demand, on or before the Commencement Date and on or before the first day of each subsequent calendar month of the term of this Lease, the following amounts per month.

     Months        Minimum Rental
     ------        --------------
     1             Free
     2-36          $9,002.50
     3-7           $4,501.25 Credit
     37-60         $9,362.60

Concurrently with Tenant's execution of this Lease, Tenant shall pay to Landlord the sum of $9,002.50, which sum shall be held by Landlord, without interest, as a good faith deposit and applied against the minimum rental falling due for the month of May. If Tenant never commences business in the Premises, Landlord shall have the right, in addition to any other rights under this Lease, to retain the funds described in the previous sentence. If the obligation to pay minimum rental hereunder commences on other than the first day of a calendar month or if the term of this Lease terminates on other than the last day of a calendar month, the minimum rental for such first or last month of the term of this Lease, as the case may be, shall be prorated based on the number of days the term of this Lease is in effect during such month. If an increase in minimum rental becomes effective on a day other than the first day of a calendar month, the minimum rental for that month shall be the sum of the two applicable rates, each prorated for the portion of the month during which such rate is in effect. Notwithstanding anything to the contrary in this Lease, Landlord shall provide Tenant "with a rental credit of Four Thousand live hundred and one and 25/100 Dollars ($4,501.25) per month for five (5) months, commencing with the third
(3rd) month of the term of this Lease; provided, however, that Tenant shall not receive the credit described in this sentence for any month if, on the first day of such month, Tenant is in default of its obligation to pay the rent due on the first day of the month immediately preceding.

            (b) The minimum rental amounts specified in this Section 3.1 are based upon an estimated area of 7,202 square feet for the Premises, if the actual area of the Premises, when completed, is greater or less than such estimated area, or if the area of the Premises changes for any reason during the term hereof, then the minimum rentals specified in this Section 3.1 shall be adjusted proportionately to the change in the area of the Premises, as determined in good faith by Landlord's architect on a basis consistent with that used in measuring other leased premises within the Building.

            (c) If this Lease contains any "free rent," rent abatement or other period in which minimum monthly rent pursuant to Section 3.1 (a) is zero, or has rental credits, (collectively, a "FREE RENT PERIOD Tenant hereby agrees that if Tenant breaches this Lease and or abandons the Premises before the end of the Lease term, or if Tenant's right to possession is terminated by Landlord because of Tenant's breach of this Lease then Landlord may, at its sole option and in addition to all other remedies available under this Lease or under applicable law, (i) void or rescind such Free Rent Period and
(ii) recover from Tenant, in addition to any other damages recoverable by Landlord under the terms of this Lease or under applicable law, additional rent in an amount equal to the product of the number of months in such Free Rent Period times the minimum monthly rental payable under Section 3.1(a) in the first full month following the end of such Free Rent Period.

     3.2. LATE CHARGE. If Tenant fails to pay when due rental or other amounts due Landlord hereunder, such unpaid amounts shall beat interest for the benefit of Landlord at a rate equal to the lesser of fifteen percent (15%) per annum or the maximum rate permitted by law, from the date due to the date of payment. In addition to such interest, Tenant shall pay to Landlord a late charge in an amount equal to five percent (5%) of any installment of minimum rental and any other amounts due Landlord if not paid in full on or before the tenth (10th) day after such rental or other amount is due. Tenant acknowledges that late payment by Tenant to Landlord of rental or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, including, without limitation, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any loan relating to the Property. Tenant further acknowledges that it is extremely difficult and impractical to fix the exact amount of such costs and that the late charge set forth in this Section
3.2 represents a fair and reasonable estimate thereof. Acceptance of any late charge by Landlord shall not constitute a waiver of Tenant's default with respect to overdue rental or other amounts, nor shall such acceptance prevent Landlord from exercising any other rights and remedies available to it. Acceptance of rent or other payments by Landlord shall not constitute a waiver of late charges or interest accrued with respect to such rent or other payments or any prior installments thereof, nor of any other defaults by Tenant, whether monetary or non-monetary in nature, remaining uncured at the time of such acceptance of rent or other payments.

     3.3 FORM OF PAYMENT. All payments due from Tenant under this Lease shall be made in lawful money of the United States. If any rental or other payment by Tenant in the form of a check is returned against insufficient funds or is otherwise not honored by the financial institution on which such instrument is drawn, then Tenant agrees that upon written request by Landlord, all future payments by Tenant of rental or other amounts due under this Lease shall be made solely in the form of cashier's checks, certified checks or such other form of payment as may be acceptable to Landlord in its sole discretion.

                      4.  PERSONAL PROPERTY TAXES

     Tenant shall be responsible for and shall pay prior to delinquency all taxes and assessments levied against or by reason of all alterations and additions and all other items installed or paid for by Tenant under this Lease, and the personal property, trade fixtures and all of the property placed by Tenant in or about the Premises. Upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence or payment thereof. If at any time during the term of this Lease any of said alterations, additions or personal property, whether or not belonging to Tenant, shall be taxed or assessed as part of the Property, then such tax or assessment shall be paid by Tenant to Landlord immediately upon presentation by Landlord of copies of the tax bills in which such taxes and assessments are included and shall, for the purposes of this Lease be deemed to be personal property taxes or assessments under this Article 4.

                          5.  ESCALATION RENT

     5,1.   DEFINITION AND PAYMENT OF ESCALATION RENT.

            (a) The minimum rental payable under this Lease during each calendar year subsequent to the Base Year, as hereinafter defined, shall be subject to increase by Tenant's Operating Cost Share, as defined in Section
5.2 of this Lease, of the total dollar increase, if any, in Operating Expenses, as defined in Section 5.3 of this Lease, paid or incurred by Landlord in such year over the Operating Expenses paid incurred by Landlord in the Base Year (the "BASE OPERATING EXPENSE). The increased rental due pursuant to this Section 5.1 is hereinafter referred to as "ESCALATION RENT." The Base Year for this Lease shall be 1998, except that the Base Year for property taxes shall be the 1997-98 tax year. Escalation Rent shall be paid monthly on an estimated basis, with subsequent annual reconciliation, in accordance with this SECTION 5.1.

            (b) During December of the Base Year and December of each subsequent calendar year, or as soon thereafter as practicable, Landlord shall give Tenant notice of its estimate of any Escalation Rent due under
Section 3.1(a) for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord 1/12th of such estimated Escalation Rent, provided that if such notice is not given in December Tenant shall continue to pay on the basis of the prior year's estimate until the month after such notice is given. If at any time or times it appears to Landlord that the Escalation Rent for the current calendar year will vary from its estimate by more than five percent (5%), Landlord shall, by notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such "revised estimate.

            (c) Within ninety (90) days after the close of each calendar year or as soon after such 90-day period as practicable, Landlord shall deliver to Tenant a statement of the actual Escalation Rent for such calendar year, accompanied by a statement from certified public accountants for the Building showing the Operating Expenses on the basis of which the actual Escalation Rent was determined. If Landlord's statement discloses that Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall credit such excess first against any sums then owed by Tenant to Landlord and then against the next payments or rental due hereunder. If Landlord's statement discloses that Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to landlord within 30 days after delivery of the statement.

            (d) The amount of Escalation Rent for any fractional year in the term hereof shall be appropriately prorated. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to paragraph (b) above to be performed after such termination.

     5.2. TENANT'S OPERATING COST SHARE. Tenant's Operating Cost Share to be used in calculating Escalation Rent shall be forty-two percent (42%) of the Operating Expense defined in Section 5.3. Tenant's Operating Cost Share as specified in this Section 5.2 is based upon an estimated AREA of 7,202 square feet for the Premises and upon an aggregate area of 17,220 square feet for the Building. If the actual area of the Premises (when completed) or of the Building, as determined in good faith by Landlord's architect on a basis consistent with that used in measuring other leased premises within the Building, differs from the assumed numbers set forth above, or if the area of the Premises changes for any reason during the term hereof, then Tenant's Operating Cost Share shall be adjusted to reflect the actual areas so determined.

     5,3,  DEFINITION OF OPERATING EXPENSES.   Subject to the exclusions and
provisions hereinafter contained, the term "Operating Expenses" shall mean the total costs and expenses incurred by or allocable to Landlord for management, operation and maintenance of the Building and the Property, including, without limitation, costs and expenses of (i) insurance (including, but not limited to, the deductible portion of any insured loss), property management, building operation, repairs and maintenance (including, but not limited to, Building office rent or rental value for a Building office of no more than 600 square feet at market rental rates), landscaping and common area operation, repairs and maintenance; (ii) all utilities and services (including, but not limited to, security services, trash disposal, elevator maintenance and repair, janitorial services, sprinkler maintenance and repair, and establishment and maintenance of a Building directory), other than utilities and services that are directly metered or charged to the premises; (iii) real and personal property taxes and assessments or substitutes therefor, including (but not limited to) any public interest, use, business, license or other taxes or fees, any taxes imposed directly on rents or services, any assessments or charges for police or fire protection, housing, transit, open space, street or sidewalk construction or maintenance or other similar services from time to time by any governmental or quasi-governmental entity, and any other new taxes on landlords in addition to taxes now in effect; (iv) supplies, equipment, utilities and tools used in management, Operation and maintenance of the Property; (v) capital improvements to the Property or Building, amortized over a reasonable period, (aa) which reduce or will cause future reduction of other items of Operating Expenses for which Tenant is otherwise required to contribute or b) which are required by law, ordinance, regulation or order of any governmental authority or (cc) of which tenant has use or which benefit Tenant; (vi) any other costs (including, but not limited to, any parking or utilities fees or surcharges) allocable to or paid by Landlord, as owner of the Property or Building, pursuant to any applicable laws, ordinances, regulations or orders of any governmental or quasi-governmental authority or pursuant to the terms of any declarations of covenants, conditions and restrictions now or hereafter affecting the Property; and (vii) any cost or expenses listed in clauses (i) through (vi) of this
Section 5,3 that are allocable to the driveway opening onto Los Angeles Avenue to the east of the Building and the driveway opening onto Erringer Road to the south of the Building Operating Expenses shall not include any costs attributable to increasing the size of or otherwise expanding the Building or the cost of the work for which Landlord is required to pay under Section 2.4 or Exhibit C. The distinction between items of ordinary operating maintenance and repair and items of a capital nature shall be made in accordance with generally accepted accounting principles applied on a consistent basis.

                              6  ALTERATIONS

     6.1. Right TO MAKE ALTERATIONS. Tenant shall make no alterations additions or improvements to the Premises other than interior non-structural alterations costing less than Two Thousand Dollars ($2,000.00) in each instance, without the prior written consent of Landlord all such alterations, additions and improvements shall be completed with due diligence in a first-class workmanlike manner and in compliance with plans and specifications approved in writing by Landlord and all applicable laws, ordinances, rules and regulations. All such alterations, additions and improvements shall be performed solely by a licensed and bonded general contractor approved by Landlord, and Landlord shall be named as an additional insured on such contractor's bond Landlord may also, at its election, require Tenant to furnish to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of any such work to ensure completion of the work and to protect Landlord against any liens or claims relating thereto.

     6.2. TITLE TO ALTERATIONS. All alterations, additions and improvements installed in, on or about the Premises shall be part of the Building and the property of Landlord, unless Landlord elects to require Tenant to remove the same upon the termination of this Lease; provided, however, that the foregoing shall not apply to Tenant's movable furniture and trade fixtures not affixed to the Property.

     6.3. TENANT FIXTURES. Notwithstanding the provisions of Sections 6.1 and 6.2, Tenant May install, remove and reinstall trade fixtures without Landlord's prior written consent, except that any fixtures which are affixed to the Premises or which affect the exterior or structural portions of the Building shall require Landlord's written approval. The foregoing shall apply to Tenant's signs, logos and insignia. All of which Tenant shall have the right to place and remove and replace solely WITH Landlord's prior written consent as to location, size and composition. Tenant shall immediately repair any damage caused by installation and removal of fixtures under this Section 6.3.

     6.4. NO LIENS. Tenant shall at all times keep the Premises free from all liens and claims of any contractors, subcontractors, materialmen, suppliers or any other parties employed either directly or indirectly by Tenant in construction work on the Premises. Tenant may contest any claim of lien, but only if; prior to such contest, Tenant either (i) posts security in the amount of the claim, plus estimated costs and interest, or (ii) records a bond of a responsible corporate surety in such amount as may be required to release the lien from the Premises. Tenant shall indemnify, defend and hold Landlord harmless against any and all liability, loss, damage cost and other expenses, including, without limitation, reasonable attorneys' fees, arising out of claims of any lien for work performed or materials or supplies furnished at the request of Tenant or persons claiming under Tenant.

     6.5    SIGNS

            (a) Tenant shall have the right to place, at tenant's sole cost (including all costs of operation and maintenance), a business sign upon the exterior wall of the Building above the third-floor window line, in place of the existing sign at the northeast corner of the facia of the building, provided that such sign is in compliance with applicable law and the sign design standards for the Building, and provided further that the location, size, composition and design of such sign have been approved by Landlord in writing which approval shall not be unreasonably withheld.
Landlord shall be responsible for the cost incurred for the removal of the existing prior tenant's sign.

            (b) Tenant shall not affix or maintain upon the glass panes or supports of the show windows of the Premises (or within twenty-four (24) inches of any such window), doors or exterior walls of the Premises any signs advertisements, names, insignia, trademarks, descriptive material, or any other similar item(s) without Landlord's consent. Tenant shall not use any advertising medium which can be seen or heard outside the Premises, including, without limitation, flashing lights, search lights, loudspeakers, phonographs, radios or other similar visual or audio media. Tenant shall not solicit business in, on or about the common areas of the Building, or distribute handbills or other advertising or promotional media in, on or about such common areas.

            (c) Landlord may, at Tenant's sole cost and expense, remove any item placed, constructed or maintained in violation of the provisions of this
Section 6.5.

                      7.  MAINTENANCE, REPAIRS AND SERVICES

     7.1.   LANDLORD'S WORK.

            (a) MAINTENANCE. Landlord shall maintain the public and common areas of the Building, including lobbies, stairs1 elevators, corridors and restrooms, all exterior landscaping, the windows in the Building the mechanical plumbing and electrical equipment serving the Building, and the structure itself in reasonably good order and condition. The cost of all work performed by Landlord under this Section 7.1 shall be an Operating Expense hereunder, except to the extent such work (i) is required due to the gross negligence of Landlord or any other tenant of the Building,
     (ii) is a service to a specific tenant or tenants, other than Tenant, for which Landlord has received or has the right to receive AM reimbursement,
     (iii) is a capital expense not includible as an Operating Expense under
     Section 5.3 hereof, or (iv) is required due to the negligence or willful misconduct of Tenant or its agents, employees or invitees (in which event Tenant shall bear the full cost of such work pursuant to the indemnification provided in Section 9.6 hereof). Tenant knowingly and voluntarily waives the right to make repairs at landlord's expense, or to offset the cost thereof against rent, under any law, statute, regulation or ordinance now or hereafter in effect.

            (b) UTILITIES. Landlord shall cause to be furnished (1) electricity for lighting and the operation of office machines, (2) heat and air conditioning to the extent reasonably required for the comfortable occupancy by Tenant in its use of the Premises during the period from 8 a.m. to 6 p.m. on weekdays and from 9 a.m. to 1 p.m. on Saturdays
     (except holidays), or such shorter periods as may be prescribed by any applicable policies or regulations adopted by any utility or governmental agency, (3) elevator service, (4) lighting replacement (for building standard lights), (5) restroom supplies, (6) window washing with reasonable frequency, and (7) daily janitor service during the times and in the manner that such services are customarily furnished in comparable office buildings in the area, PROVIDED, however, that cleaning services shall be provided to the Premises no less than three (3) times per week. Landlord may establish reasonable measures to conserve energy, including but not limited to, automatic switching of lights after hours and more efficient forms of lighting, so long as such measures do not unreasonably interfere with Tenant's use of the Premises. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (ii) failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Premises or to the building, or (iii) the limitation, curtailment, rationing or restrictions on use of water, electricity, gas or any other form of energy or utility serving the Premises or the Building. Landlord shall use reasonable efforts diligently to remedy any interruption in the furnishing of such services.

            (c) HEAT-GENERATING EQUIPMENT. If heat-generating equipment or lighting other than building standard lights are installed or used in the Premises and such equipment or lighting affects the temperature otherwise maintained by the air conditioning system, or if equipment is installed in the Premises which requires a separate temperature-controlled room, on Tenant's request, or at landlord's election alter notice to Tenant. Landlord shall install supplementary air conditioning facilities in the Premises or otherwise modify the ventilating and air conditioning system serving the Premises, and the capital and maintenance costs of such facilities and modifications shall be borne by Tenant.

            (d) PAYMENT FOR ADDITIONAL POWER USE. Tenant shall reimburse Landlord, upon billing therefor, for the cost of (1) all heat or air conditioning provided to the Premises during hours requested by Tenant when such services are not otherwise furnished by Landlord, (2) all power and cooling energy provided for supplementary air conditioning facilities in or serving the Premises, and (3) if the average monthly power usage of all lighting and office equipment in the Premises, excluding equipment power usage of which is charged to Tenant under item (2) above, exceeds the amount that, in Landlord's reasonable discretion, Tenant's use of the Premises reasonably requires, all power usage in excess of such reasonable amount. Tenant shall also pay the cost of any transformers, additional risers, panel boards and other facilities if and to the extent required to furnish power for supplementary air conditioning facilities in or serving the Premises or power for lighting and office equipment with a power usage in excess of the amount reasonable for tenant's use of the Premises.

            (e) PAYMENT FOR ADDITIONAL SERVICES. In the event that Landlord, at Tenant's request, provides services to Tenant that are not otherwise provided for in this Lease, Tenant shall pay Landlord's reasonable charges for such services upon billing thereof

            (f) TENANT'S PAYMENT FOR OTHER UTILITIES. Commencing with the Commencement Date and thereafter throughout the term of this Lease. Tenant shall pay, before delinquency, all charges for all services or utilities used in or consumed on the Premises other than those provided by Landlord, including, but not limited to, all charges for telephone service including any taxes on such services and utilities.

     7.2.   TENANT'S OBLIGATION FOR MAINTENANCE.

            (a) GOOD ORDER, CONDITION AND REPAIR. By accepting possession of the Premises, Tenant acknowledges that the Premises are in good and sanitary order, condition and repair. except as provided in Section 7.1 hereof, Tenant at its sole cost and expense shall keep and maintain in good and sanitary order, condition and repair the Premises and every part thereof, wherever located.

            (b) LANDLORD'S REMEDY. If tenant, after notice from Landlord, fails to make or perform promptly any repairs or maintenance which are the obligation of Tenant hereunder, Landlord shall have the right, but shall not be required, to enter the Premises and make the repairs or perform the maintenance necessary to restore the Premises to good and sanitary order, condition and repair. Immediately on demand from Landlord, the cost of such repairs shall be due and payable by Tenant to Landlord.

            (c) CONDITION UPON SURRENDER. At the expiration or sooner termination of this Lease, Tenant shall surrender the Premises, including any additions, alterations and improvements thereto, broom clean, in good and sanitary order, condition and repair, ordinary wear and tear excepted, first, however, removing all goods and effects of Tenant and all fixtures and items required to be removed or specified to be removed at Landlord's election pursuant to this Lease, and repairing any damage caused by such removal. Tenant shall not have the right to remove fixtures or equipment if Tenant is in default hereunder unless Landlord specifically waives this provision in writing. Tenant expressly waives any and all interest in any personal property and trade fixtures not removed from tile Premises by Tenant at the expiration or termination of this Lease agrees that any such personal property and trade fixtures may at Landlord's election, be deemed to have been abandoned by Tenant, and authorizes Landlord (at its election and without prejudice to any other remedies under this Lease or under applicable law) to remove and either retain, store or dispose of such property at Tenant's cost and expense, and Tenant waives all claims against Landlord for any damages resulting from any such removal, storage, retention or disposal.

                           8.   USE OF PREMISES

     8.1. PERMITTED USE. Tenant shall use the Premises solely for general office communication services and administrative purposes and for no other purpose.

     8.2. REQUIREMENT OF CONTINUED USE. Tenant shall not at any time leave the Premises unoccupied or vacant, and shall continuously during the term of this Lease (except during any period when the Premises are unusable by reason of events described in Article 12 hereof) conduct and carry on in the Premises the use permitted hereunder.

     8.3. NO NUISANCE. Tenant shall not use the Premises for or carry on or permit upon the Premises or any part thereof any offensive, noisy or dangerous trade, business, manufacture, occupation, odor or fumes, or any nuisance or anything against public policy, nor interfere with the rights or business of any other tenants or of Landlord in the Building or the Property, nor commit or allow to be committed any waste in, on or about the Premises, nor make any other unreasonable use of the Premises. Tenant shall not do or permit anything to be done in or about the Premises, nor bring nor keep anything therein, which will in any way cause the Premises to be uninsurable with respect to the insurance required by this Lease or with respect to standard fire and extended coverage insurance with vandalism, malicious mischief and riot endorsements.

     8.4. COMPLIANCE WITH LAWS. Tenant shall not use the Premises or permit the Premises to be used in whole or in part for any purpose or use that is in violation of any applicable laws, ordinances, regulations or rules of any governmental agency or public authority, tenant shall keep the Premises equipped with all safety appliances required by law, ordinance or insurance on the Premises, or any order OR regulation of any public authority because of Tenant's particular use of the Premises. Tenant shall procure all licenses and permits required for use of the Premises. Tenant shall use the Premises in strict accordance with all applicable ordinances, rules, laws and regulations and shall comply with all requirements of all governmental authorities now in force or which may hereafter be in force pertaining to the use of the Premises by Tenant, including, without limitation, regulations applicable to noise, water, soil and air pollution, and making such nonstructural alterations and additions thereto as may be required from time to time by such laws, ordinances, rules, regulations and requirements of governmental authorities or insurers of the Premises (collectively, "REQUIREMENTS") because of Tenant's construction of improvements in or other particular use of the Premises. Any structural alterations or additions required from time to time by applicable Requirements because of Tenant's construction of improvements in or other particular use of the Premises shall, at Landlord's election, either (i) be made by Tenant, at tenant's sole cost and expense, in accordance with the procedures and standards set forth in Section 7.1 for alteration by Tenant, or (ii) be made by Landlord at Tenant's sole cost and expense, in which event Tenant shall pay to Landlord as additional rent, within ten (10) days after demand by Landlord, an amount equal to all Costs incurred by Landlord in connection with such alterations or additions. The judgment of any Court, or the admission by Tenant in any proceeding against Tenant, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement shall be conclusive of such violation as between Landlord and Tenant.

     8.5. LIQUIDATION SALES. Tenant shall not conduct or permit to be conducted any auction, bankruptcy sale, liquidation sale, or going out of business sale, in, upon or about the Premises or the Property, whether said auction or sale be voluntary, involuntary or pursuant to any assignment for the benefit of creditors, or pursuant to any bankruptcy or other insolvency proceeding.

     8.6.   ENVIRONMENTAL MATTERS.

            (a) For purposes of this Section, "HAZARDOUS SUBSTANCE" shall mean the substances included within the definitions of the term "hazardous substance" under (i) the Comprehensive Environmental Response, Compensation and Liability Act of 198U, as amended, 42 U.S.C. Section 9601 et seq., and the regulations promulgated thereunder, as amended, (ii) the California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code Section 25300 et. seq., and regulations promulgated thereunder, as amended, (iii) the Hazardous Materials Release Response Plans and Inventory Act, California Heath & Safety Code Sections 25500 et. seq., and regulations promulgated thereunder, as amended, and (iv) petroleum, "HAZARDOUS WASTE" shall mean (i) any waste listed as or meeting the identified characteristics of a "hazardous waste under the Resource Conservation and Recovery Act of 1976, 42
U S.C. Sections 6901 et seq., and regulations promulgated pursuant thereto, as amended (collectively, "RCRA"), (ii) any waste meet mg the identified characteristics of "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under the California Hazardous Waste Control Law, California Health & Safety Code Sections 25100 et. seq. and regulations promulgated pursuant thereto, as amended (collectively, the CHWCL"), and/or (iii) any waste meeting the identified characteristics of "medical waste" under California Health & Safety Code Sections 25015-25027 8, and regulations promulgated thereunder, as amended and "HAZARDOUS WASTE
FACILITY SHALL mean a hazardous waste facility as defined under the CHWCL.

     (b) Landlord hereby indemnifies Tenant from any and all damages resulting from the presence of hazardous substances on or before the Lease commencement date or caused by another previous, existing, or future Tenant.

     (c)    Without limiting the generality of the obligations set forth in
     Section 8.4 above:

            (i) Tenant covenants not to cause or permit any hazardous substance or hazardous waste to be brought upon, kept, stored or used in or about the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

            (ii) Tenant covenants that ii will comply with all applicable laws, rules, regulations, orders, permits, licenses and operating plans of any governmental authority with respect to the receipt, use, handling, generation, transportation, storage, treatment and/or disposal of hazardous, substances or wastes, and tenant will provide Landlord with copies of all permits, licenses, registrations and other similar documents that authorize tenant to conduct any such activities in connection with its authorized use of the Premises.

            (iii) Tenant agrees that it shall not (A) operate on or about the Premises any facility required to be permitted or licensed as a hazardous waste facility or for which interim status as such is required, nor (13) store any hazardous wastes on or about the Premises for ninety (90) days or more, nor (C) conduct any other activities on or about the Premises that could result in the Premises being deemed to be a "hazardous waste facility" (including, but not limited to, any storage or treatment of hazardous substances or hazardous wastes which could have such a result)

            (iv) Tenant agrees to comply with all applicable laws, rules, regulations, orders and permits relating to underground storage tanks (including any installation monitoring, maintenance, closure and/or removal of such tanks) as such tanks are defined in California Health & Safety Code Section 25281(x), including without limitation, complying with California Health & Safety Code Sections 25280-25299.7 and the regulations promulgated thereunder, as amended. Tenant shall furnish to Landlord copies of all registrations and permits for all underground Storage tanks.

            (v) If applicable, Tenant shall provide Landlord in writing the following information and/or documentation at the commencement of this Lease and within sixty (60) days of any change in or addition to the required information and/or documentation.

                   (A) A list of all hazardous substances and/or wastes that Tenant receives, uses, handles generates, transports, stores, treats or disposes of in connection with its operations on the Premises.

                   (B) Copies of all Material Safety Data Sheets ("MSDS's"), if any, required to be completed with respect to operations of Tenant at the Premises in accordance with Title 26, California Code of Regulations Section 8-5194 or 42 U.S.C. Section 11021, or any amendments thereto. In lieu OF this requirement, Tenant may provide a Hazardous Materials Inventory Sheet that details the MSDS's.

                   (C) Copies of all hazardous waste manifests (as defined in Title 26, California Code of Regulations Section 22-66481), if any, that Tenant is required to complete in connection with its operations at the Premises.

                   (D) A copy of any hazardous Materials Management Plan required with respect with Tenant's operations at the Premises, pursuant to California Health & Safety Code Sections 25500 et seq., and any regulations promulgated thereunder, as amended.

                   (E) Copies of any Contingency Plans and Emergency Procedures required of Tenant due to its operations in accordance with Title 26, California Code of Regulations Section 22-67140 et. seq. and any amendments thereto, and copies of any Training Programs and Records required under Title 26, California Code of Regulations, Section 2267105, and any amendments thereto.

                   (F) Copies of any biennial reports to be furnished to the California Department of Health Services relating to hazardous substances or wastes, pursuant to Title 26, California Code of Regulations, Section 22-66493, and any amendments thereto.

                   (G)    Copies of all industrial wastewater discharge permits.

                   (H) Copies of any other lists or inventories of hazardous substances and/or wastes on or about the Property or Premises that Tenant is otherwise required to prepare and file with any governmental or regulatory authority.

            (vi) Tenant shall secure Landlord's prior written approval for any proposed receipt, storage, possession, use, transfer or disposal of "RADIOACTIVE MATERIALS" or "radiation", as such materials are defined in Title 26, California Code of Regulations Section 1730100, and/or any other materials possessing the characteristics of the materials so defined, which approval Landlord may withhold in its sole and absolute discretion, Tenant, in connection with any such authorized receipt storage, possession, use, transfer or disposal of radioactive materials or radiation, shall:

                   (A) Comply with all federal, state, and local laws, rules, regulations, orders, licenses and permits;

                   (B) Furnish Landlord with a list of all radioactive materials or radiation received, stored, possessed, used, transferred or disposed of, and

                   (C) Furnish Landlord with all licenses, registration materials, inspection reports, orders and permits in connection with the receipt, storage, possession, use, transfer or disposal of radioactive materials or radiation

            (vii) Tenant agrees to comply with any and all applicable laws, rules, regulations and orders with respect to the release into the environment of any hazardous wastes or substances or radiation or radioactive materials. Tenant agrees to notify landlord in writing of any unauthorized release of any such hazardous wastes or substances or radiation or radioactive materials into the environment within twenty-four hours of the time at which Tenant became aware of such release.

            (viii) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses (including, but not limited to, loss of rental income and loss due to business interruption) damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to any unauthorized release into the environment of hazardous substances or wastes or radiation or radioactive materials, or Tenant's failure to comply with any subparagraphs of this paragraph (b).

            (ix) Tenant agrees to cooperate with Landlord in furnishing Landlord with complete information regarding Tenant's receipt, handling, use, storage, transportation, generation, treatment and/or disposal of any HAZARDOUS SUBSTANCES or wastes or radiation or radioactive materials. Upon request, Tenant agrees to grant Landlord reasonable access at reasonable times to the Premises to inspect Tenant's receipt, handling, use, storage, transportation, generation, treatment and/or disposal of hazardous substances or wastes or radiation or radioactive materials, without being deemed guilty of any disturbance of Tenant's use or possession and without being liable to tenant in any manner.

            (x) Notwithstanding Landlord's rights of inspection and review under this paragraph (b), Landlord shall have no obligation or duty to so inspect or review, and no third party shall be entitled to rely on Landlord to conduct any sort of inspection or review by reason of the provisions of this paragraph (b).

            (xi) If Tenant receives, handles, uses, stores, transports, generates, treats and/or disposes of any hazardous substances or wastes or radiation or radioactive materials on or about the Premises at any time during the term of this Lease, then within thirty (30) days after termination or expiration of this Lease, Tenant at its sole cost and expense shall obtain and deliver to Landlord an environmental study, performed by an expert reasonably satisfactory to Landlord, evaluating the presence or absence of hazardous substances and wastes, radiation and radioactive materials on and about the Premises. Such study shall be based on a reasonable and prudent level of tests and investigations of the Premises, which tests shall be conducted no earlier than the date of termination or expiration of this Lease. Liability for any remedial actions required or recommended on the basis of such study shall be allocated in accordance with Sections 8.4, 8.6, 9.6 and other applicable provisions of this Lease.

     (c) The provisions of this Section 8.6 shall survive the termination of this Lease.
                            9   INSURANCE AND INDEMNITY

9.1. TENANT'S INSURANCE.

     (a) Tenant shall procure and maintain in full force and effect at all times during the term of this Lease, at Tenant's cost and expense, comprehensive public liability and property damage insurance to protect against any liability to the public, or to any invitee of Tenant or Landlord, arising out of or related to the use of or resulting from any, accident occurring in, upon or about the Premises, with limits of liability of not LESS than (i) One Million Dollars ($l,000.000.00) for injury to or death of one person, (ii) Two Million Dollars ($2,000,000.00) for personal injury or death, per occurrence, and (iii) Five hundred Thousand Dollars ($500,000. 00) for property damage, or a combined single limit of public liability and property damage insurance of not less than Two Million Dollars ($2,000,000.00). Such insurance shall name

Landlord as an additional insured thereunder. The amount of such insurance shall not be construed to limit any liability or obligation of Tenant under this Lease.

     (b) Tenant shall procure and maintain in full force and effect at all times during the term of this Lease, at Tenant's cost and expense, a policy of fire and extended coverage insurance covering all fixtures, equipment, alterations, additions and improvements constructed or installed by Tenant in or about the Premises, and all plate glass on the interior of the Premises, in an amount not less than the replacement cost thereof, together with insurance against sprinkler damage, vandalism and malicious mischief In the event of any casualty, the proceeds of such insurance, so long as this Lease remains in effect, shall be used to repair or replace the property so insured in accordance with Section 12.5 of this Lease. The amount of such Insurance shall not be construed to limit any liability or obligation of Tenant under this Lease.

     9.2. QUALITY OF POLICIES AND CERTIFICATES. All policies of insurance required hereunder shall be issued by responsible insurers and shall be written as primary policies not contributing with and not in excess of any coverage that Landlord may carry. Tenant shall deliver to Landlord copies of policies or certificates of insurance showing that said policies are IN effect. The coverage provided by such policies shall include the clause or endorsement referred to in
Section 9.4. If Tenant fails to acquire maintain or renew any insurance required to be maintained by it under this Article 9 or to pay the premium therefor, then Landlord, at its option and in addition to its other remedies, but without obligation so to do, may procure such insurance, and any sums expended by it to procure any such insurance shall be repaid upon demand, with interest as provided in Section 3.2 hereof. Tenant shall obtain written undertakings from each insurer under policies required to be maintained by it to notify all insureds thereunder at least thirty (30) days prior to cancellation, amendment or revision of coverage.

     9.3,   WORKERS' COMPENSATION. Tenant shall maintain in full force and effect during the term of this Lease workers' compensation insurance covering all of Tenant's employees working on the Premises.

     9,4.   Waiver Of Subrogation.  To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other (i) damages for injury to or death of persons, (ii) damage to property, (iii) damage to the Premises or any part thereof, or (iv) claims arising by reason of any of the foregoing, but only to the extent that any of the foregoing damages and claims under subparts (i)-(iv) hereof are covered, and only to the extent of such coverage, by insurance actually carried or required to be carried hereunder by either Landlord or Tenant. This provision is intended to waive fully, and for the benefit of each party, any rights and claims which might give rise to a right of subrogation in any insurance carrier. Each party shall procure a clause or endorsement on any policy required under this Article 9 denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Coverage provided by insurance maintained by Tenant under this Article 9 shall not be limited, reduced or diminished by virtue of the subrogation waiver herein contained.

     9,5.   INCREASE IN PREMIUMS.  Tenant shall do all acts and pay all expenses necessary to insure that the Premises are not used for purposes prohibited by any applicable fire insurance, and that Tenant's use of the Premises complies with all requirements necessary to obtain any such insurance. If Tenant uses or permits the Premises to be used in a manner which increases the existing rate of any insurance on the Premises carried by Landlord, Tenant shall pay the amount of the increase in premium caused thereby, and Landlord's costs of obtaining other replacement insurance policies, including any increase in premium, within ten (10) days after demand therefor by Landlord.

     9.6. TENANT'S INDEMNIFICATION TENANT shall indemnify, defend and hold Landlord, its Partners, shareholders, officers, directors, affiliates, agents, employees and contractors, harmless from any and all liability for injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, "without limitation, reasonable attorney's fees), damages or expenses of any kind arising therefrom which may be brought or made AGAINST Landlord or which Landlord may pay or incur by reason of the use, occupancy and enjoyment of the Premises by Tenant or any invitees, sublessees, licensees, assignees, employees, agents or contractors of Tenant or holding under Tenant from any cause whatsoever other than willful misconduct or omission by Landlord, its agents or employees. Landlord, its partners, shareholders, officers, directors, affiliates, agents, employees and contractors all not he liable for, and Tenant hereby waives all claims against such persons for, damages to goods, wares and merchandise in or upon the Premises, or for injuries to Tenant, its agents or third persons in or upon the Premises, from any cause whatsoever other than willful misconduct or omission by Landlord, its agents or employees. Tenant shall give prompt notice to Landlord of any casualty or accident in, on or about the Premise.

     9.7. BLANKET POLICY. Any policy required to be maintained hereunder may be maintained under a so-called "blanket policy insuring other parties and other locations so long as the amount of insurance required to be provided hereunder is not thereby diminished.

     9.8. LANDLORD'S INSURANCE Landlord shall procure and maintain such insurance on the Building and the Property as Landlord, in its sole discretion, deems necessary.

                           10.   SUBLEASE AND ASSIGNMENT

     10.1. ASSIGNMENT AND SUBLEASE OF PREMISES. Tenant shall not have the right or power to assign Its interest in this Lease, or make any sublease, nor shall any interest of Tenant under this Lease be assignable involuntarily or by operation of law, without or each occasion obtaining the prior written consent of Landlord, which consent shall not be unreasonably withhold. Any purported sublease or assignment of Tenant's interest in this Lease requiring but not having received Landlord's consent thereto shall be void. Without limiting the generality of the foregoing, Landlord may withhold consent to any proposed subletting or assignment solely on the ground that the use by the proposed subtenant or assignee is reasonably likely to be incompatible with Landlord's use of the balance of the Building or Property. Any dissolution, consolidation, merger or other reorganization of Tenant, or any sale or transfer of the stock of or other interest in Tenant, or any series of one or more of such events, involving in the aggregate a change of fifty percent (50%) or more in the beneficial ownership of tenant or its assets shall be deemed to be an assignment hereunder and shall be void without the prior written consent of landlord as required above.

     10.2.   RIGHTS OF LANDLORD

            (a) Consent by Landlord to one or more assignments of this Lease, or to one or more sublettings of the Premises, or collection of rent by Landlord from any assignee or sublessee, shall not operate to exhaust Landlord's rights under this Article
10, nor constitute consent to any subsequent assignment or subletting. No assignment of Tenant's interest in this Lease and no sublease shall relieve Tenant of its obligations hereunder, notwithstanding any waiver or extension of time granted by Landlord to any assignee or sublessee, or the failure of Landlord to assert its rights against any assignee or sublessee, and regardless of whether Landlord's consent thereto is given or required to be given hereunder. In the event of a default by any assignee, sublessee or other successor of Tenant in the performance of any of the terms or obligations of Tenant under this Lease, Landlord may proceed against Tenant without the necessity of exhausting remedies against any such assignee, sublessee or other successor. In addition, Tenant immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Premises as permitted under this Lease, and Landlord, as Tenant's assignee and as attorney-in-fact for Tenant, or any receiver for tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that until the occurrence of an act of default by Tenant, Tenant shall have the right to collect such rent.

            (b) Upon any assignment of Tenant's interest in this Lease, tenant shall pay to Landlord, within ten (10) days after receipt Thereof by Tenant from time to time, one hundred percent (100%) of all cash sums and other economic consideration received by Tenant in connection with or as a result of such assignment.

            (c) Upon any sublease of all or any portion of the Premises, Tenant shall pay to Landlord, within ten (10) days after receipt thereof by tenant from time to time, one hundred percent (100%) of existing rent plus fifty (50%) of any excess.

            (d) If tenant (i) assigns tenant's interest in this Lease, (ii) subleases all or any portion of the Premises, (iii) requests Landlord's Consent to any such assignment or subletting, or (iv) requests Landlord's consent to any act that Tenant proposes to do, then Tenant shall, upon demand, pay to Landlord all of Landlord's costs, including (but not limited to) attorneys' fees, reasonably incurred by Landlord in connection with such act OR request.

                    11.   RIGHT OF ENTRY AND QUIET ENJOYMENT

     11.1. RIGHT OF ENTRY. Landlord and its authorized representatives shall have the right to enter with company escort the Premises at any time during the term of this Lease during normal business hours and upon not less than forty-eight (48) hours prior notice, except in the case of emergency (in which event no notice shall be required and entry may be made at any time), for the purpose of inspecting and determining the condition of the Premises or for any other proper purpose including, without limitation, to make repairs, replacements or improvements which Landlord may deem necessary, to show the Premises to prospective purchasers, to show the Premises to prospective tenants, and to post notices of non-responsibility. To facilitate exercise of Landlord's right of entry, Tenant shall ensure that Landlord or its agent at all times have at least one (1) key to unlock all doors in or about the Premises, and Tenant shall not change any locks in or about the Premises without prior notice to Landlord and delivery of a key for the new locks to Landlord or its agent. Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business, quiet enjoyment or other damage or loss to Tenant by reason of making any repairs or performing any work upon the Premises, the Building or the Property or by reason of erecting or maintaining any scaffolding or protective barricades in connection with any such work, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever, provided, however, Landlord shall use reasonable efforts to minimize the inconvenience to Tenant's normal business operations caused thereby.

     11.2. QUIET ENJOYMENT. Landlord covenants that Tenant, upon paying the rent and performing its obligations hereunder and subject to all the terms and conditions of this Lease, shall peacefully and quietly have, hold and enjoy the Premises throughout the term of this Lease or until this Lease is terminated as provided by this Lease.

                          12.   CASUALTY AND TAKING

     12.1 TERMINATION OR RECONSTRUCTION. If during the term of this Lease the Premises or building, or any substantial part of either, (i) is damaged materially by fire or other casualty or by action of public or other authority in consequence thereof, (ii) is taken by eminent domain or by reason of any public improvement or condemnation proceeding or in any manner by exercise of the right of eminent domain (including any transfer in avoidance of an exercise of the power of eminent domain), or (iii) receives irreparable damage by reason of anything lawfully done under color of public or other authority, this Lease shall terminate as to the entire Premises at Landlord's election by written notice given to Tenant within sixty (60) days after the damage or taking has occurred. If Landlord does not elect to terminate this Lease as hereinabove provided, Landlord shall repair any such damage and restore the Premises (to the extent of Landlord's work therein under Section 2.4 and Exhibit (c) and the Building as nearly as reasonably possible to the condition existing before the damage or taking.

     12.2. TENANT'S RIGHTS. If any portion of the Premises IS so taken by condemnation, Tenant may elect to terminate this Lease if the portion of the Premises taken is of such extent and nature as substantially to handicap, impede or permanently impair Tenant's use of the balance of the Premises. Tenant must exercise its right to terminate by giving notice to Landlord within thirty (30) days after the nature and extent of the taking have been finally determined. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than thirty (30) days nor later than ninety (90) days after Tenant has notified Landlord of its election to terminate, except that this Lease shall terminate on the date of taking if the date of taking falls on any date before the date of termination designated by tenant.

     12.3. LEASE TO REMAIN IN EFFECT. If neither Landlord nor Tenant terminates this Lease as hereinabove provided, this Lease shall continue in full force and effect, except that minimum monthly rental and Tenant's Operating Cost Share shall abate to the extent Tenant's use of the premises is impaired for any period that any portion of the Premises is unusable or inaccessible because of a casualty or taking hereinabove described. Each party waives the provisions of Code of Civil Procedure Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial condemnation of the Premises.

     12.4. RESERVATION OF COMPENSATION. Landlord reserves, and tenant waives and assigns to Landlord, a rights to any award or compensation for damage to the Premises, Building, Property and the leasehold estate created hereby, accruing by reason of any taking in any public improvement, condemnation or eminent domain proceeding or in any other manner by exercise of the right of eminent domain or of anything lawfully done by public authority, except that Tenant shall be entitled to any and all compensation or damages paid for or on account of Tenant's moving expenses, trade fixtures, equipment and any leasehold improvements in the Premises the cost of which was borne by Tenant, but only to the extent of the then remaining unamortized value of such improvements computed on a straight-line basis over the term of this Lease. Tenant Covenants to deliver such further assignments of the foregoing as Landlord may from time to time request.

     12.5. RESTORATION OF FIXTURES. If Landlord repairs or causes repair of the Premises after such damage or taking, Tenant at its sole expense shall repair and replace promptly all fixtures, equipment and other property of Tenant located at, in or upon the Premises and all additions, alterations and improvements and all other items installed or paid for by Tenant under this Lease that were damaged or taken, so as to restore the same to a condition substantially equal to that which existed immediately prior to the damage or taking. Tenant shall have the right to make modifications to the Premises, fixtures and improvements, subject to the prior written approval of Landlord. In its review of Tenant's plans and specifications, Landlord may take into consideration the effect of the proposed modifications on the exterior appearance the structural integrity and the mechanical and other operating systems of the Building.

                                 13   DEFAULT

     13.1 EVENT OF DEFAULT. The occurrence of any of the following shall constitute an event of default on the part of the tenant.

            (a) ABANDONMENT. Abandonment of the Premises. "ABANDONMENT" is hereby defined to include, but is not limited to, any absence by Tenant from he Premises for fifteen (15) consecutive days or more while Tenant is in default under any other provision of this lease. Tenant waives any right Tenant may have to notice under Section 1951.3 of the California Civil Code, the terms of this subsection (a) being deemed such notice to tenant as required by said Section 1951.3;

            (b) NONPAYMENT. Failure to pay, when due, ANY amount payable to Landlord hereunder, such failure continuing for a period of five (5) days after written notice of such failure; PROVIDED however, that any such notice shall be in lieu of; and not in addition to, any notice required under California Code of Civil Procedure Section 1161 ET. SEQ., as amended from time to time;

            (c) OTHER OBLIGATIONS. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subsection (b) hereof, such failure continuing for fifteen (15) days after written notice of such failure, or, if it is not possible to cure such default within fifteen (15) days, failure to commence cure within said fifteen (15) day period and thereafter to proceed diligently to complete cure, PROVIDED however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 ET. SEQ., as amended from time to time;

(d)                (d)    GENERAL ASSIGNMENT.  A general assignment by Tenant
for the benefit of creditors;

            (e) BANKRUPTCY. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty (30) days. in the event that under applicable law the trustee in bankruptcy or Tenant has the right to AFFIRM this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shill, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease. Specifically, but without limiting the generality of the foregoing, such adequate assurances must include assurances that the Premises continue to be operated only for the use permitted hereunder. The provisions hereof are to assure that the basic understandings between Landlord and Tenant with respect to Tenant's use of the Premises and the benefits to Landlord therefrom are preserved, consistent with the purpose and intent of applicable bankruptcy laws;

            (f) RECEIVERSHIP. The employment of a receiver appointed by court order to take possession of substantially all of Tenant's assets or the Premises, if such receivership remains undissolved for a period of thirty (30) days;

            (g) ATTACHMENT. The attachment, execution or other Judicial seizure of all or substantially all of Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof; or

            (h) INSOLVENCY. The admission by Tenant in writing of its inability to pay its debts as they become due, the filing by Tenant of a petition seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.

     13.2.  REMEDIES UPON TENANT'S DEFAULT.

            (a)    Upon the occurrence of any event of default described in
Section 13.1 hereof, Landlord, in addition to and without prejudice to any other rights or remedies it may have, shall have the immediate right to re-enter the Premises or any part thereof and repossess the same, expelling and removing therefrom all persons and property (which property may be stored in a public warehouse or elsewhere AT the cu and risk of and for the account of Tenant), using such force as may be necessary to do so (as to which Tenant hereby waives any claim for loss or damage that may thereby occur) or addition to or in lieu of such re-entry, and without prejudice to any other rights or remedies it may have, Landlord shall have the right either (i) to terminate this Lease and recover from Tenant all damages incurred by Landlord as a result of Tenant's default, as hereinafter provided, or (ii) to continue this Lease in effect and recover rent and other charge and amounts as they become due.

            (b) Even if Tenant has breached this lease or abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under subsection (a) hereof and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a lessor under California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to Sublet or assign, subject only to reasonable limitations), or any successor Code section. Acts of maintenance preservation or efforts to relet the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interests under this Lease shall not constitute a termination of tenant's right to possession.

            (c) If Landlord terminates this Lease pursuant to this Section 13.2, Landlord shall have all of the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor Code section, which remedies include Landlord's right to recover from Tenant (i) the worth at the time of award of the unpaid rent and additional rent which had been earned at the time of termination, (ii) the worth at the time of award of the amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, (iii) the worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including necessary repair, renovation and alteration of the Premises, reasonable attorneys' fees, and other reasonable costs. The "worth at the time of award" of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing interest at ten percent (10%) per annum from the date such amounts accrued to Landlord The "worth at the time of award" of the amounts referred to in clause (iii) above shall be computed by discounting such amount at one percentage point above the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

     13.3. REMEDIES CUMULATIVE. All rights, privileges and elections or remedies of Landlord contained in this Article 13 are cumulative and not alternative to the extent permitted by law and except as otherwise provided herein.

     13.4. REMEDIES UPON LANDLORD'S DEFAULT. Landlord shall not be in default of any of its obligations under this Lease so long as Landlord performs such obligations within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant specifying the obligation that Landlord has failed to perform; PROVIDED however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default If Landlord commences performance within such thirty (30) day period and diligently pursues such performance to, completion. In the event of any default or alleged default by Landlord, Tenant shall look solely to Landlord's interest in the Property for satisfaction of Tenant's claims and enforcement of Tenant's remedies, and no shareholder, officer, director or partner of Landlord (or of any successor in interest to Landlord) shall have any liability for Landlord's default. Except for Landlord's interest in the Property, no other assets of Landlord or of any shareholder, officer, director or partner of Landlord (or of any successor in interest to Landlord) shall be subject to execution or to any other enforcement procedure for the satisfaction of Tenant's claims or remedies under or with respect to this Lease.

                   14.   SUBORDINATION, ATTORNMENT AND SALE

     14.1. SUBORDINATION TO MORTGAGE. This Lease, and any sublease entered into by Tenant under the provisions of this Lease, shall be subject and subordinate to any ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security now or hereafter placed upon the Building, the Property, or both, and to the rights of any assignee of Landlord or of any ground lessor, mortgagee, trustee, beneficiary or leaseback lessor under any of the foregoing, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee elects to have this Lease be an encumbrance upon the Property prior to the lien of its mortgage, deed of trust, ground lease or leaseback lease or other security arrangement and gives notice thereof to Tenant, this Lease shall be deemed prior thereto, whether this lease is dated prior or subsequent to the date thereof or the date of recording thereof. Tenant, and any sublessee, shall execute such documents as may reasonably be requested by any mortgagee, trustee, beneficiary, ground lessor, or leaseback lessor or assignee to evidence the subordination herein set forth or to make this Lease prior to the lien of any mortgage, deed of trust, ground lease, leaseback lease or other security arrangement, as the case may be, and if Tenant fails to do so within ten (10) days after demand on Landlord, Tenant constitutes and appoints Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead to do so. Upon any default by Landlord in the performance of its obligations under any mortgage, deed of trust, ground lease, leaseback lease or assignment, Tenant (and any sublessee) shall, notwithstanding any subordination hereunder, attorn to the mortgagee, trustee, beneficiary, ground lessor, leaseback lessor or assignee thereunder upon demand and become the tenant of the successor in interest to Landlord, at the option of such successor in interest, and shall execute and deliver any instrument or instruments confirming the attornment herein provided for.

     14.2 SALE OF LANDLORD'S INTEREST. Upon sale, transfer or assignment of Landlord's entire interest in the building and Property, Landlord shall be relieved of its obligations hereunder with respect to liabilities accruing from and after the date of such transfer or assignment.

     14.3 ESTOPPEL CERTIFICATES. Tenant shall at any time and from time to time, within ten (10) days after written request by Landlord, execute, acknowledge and deliver to Landlord a certificate in writing stating: (i) that this Lease is unmodified and in full force and effect, or if there have been any modifications, that this Lease is in full force and effect as modified and stating the date and the nature of each modification; (ii) the date to which rental and all other sums payable hereunder have been paid; (iii) that Landlord is riot in default in the performance of any of its obligations under this Lease, that Tenant has given no notice of default to Landlord and that no event has occurred which, but for the expiration of the applicable time period, would constitute an event of default hereunder, or if Tenant alleges that any such default, notice or event has occurred, specifying the same in reasonable detail; and (iv) such other matters as may reasonably be requested by Landlord or any institutional lender, mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or prospective purchaser of the Property. Any such certificate provided under this Section 14.3 may be relied upon by any lender, mortgagee, trustee, beneficiary, assignee or successor in interest to Landlord, by any prospective purchaser, by any purchaser on foreclosure or sale, by any grantee under a deed in lieu of foreclosure of any mortgage or deed of trust on the Property or Premises, or by any other third party. Failure to execute and return within the required time any estoppel certificate requested hereunder shall be deemed to be an admission of the truth of the matters set forth in the form of certificate submitted to tenant for execution.

     14.4. SUBORDINATION TO CC&R'S This Lease, and any permitted sublease entered into by Tenant under the provisions of this Lease, shall be subject and subordinate to any declarations of covenants, conditions and restrictions affecting the Property from time to time, provided that the temis of such declarations are reasonable and do not discriminate against Tenant relative to oher similarly situated tenants occupying portions of the Property. Tenant agrees to execute, upon request by Landlord, any documents reasonably required from time to time to evidence such subordination.

                          15.   SECURITY DEPOSIT

     15.1 DEPOSIT. Upon execution of this Lease, Tenant shall deposit with Landlord the sum of Thirteen Thousand, Five Hundred and Three and 75/100
Dollars ($13,503.75), which sum (the "SECURITY DEPOSIT") shall be held by Landlord as security for the faithful performance of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. The Security Deposit shall be increased by Tenant at the time of each increase (if any) in minimum rental under this Lease, so that the Security Deposit will always equal or exceed the monthly minimum rental as in effect from time to time. If Tenant defaults with respect to any provision of this Lease, including, without limitation, the provisions relating to the payment of rental and other sums due hereunder. Landlord shall have the right, but shall not be required, to use, apply or retain all or any part of the Security Deposit for the payment of rental or any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and tenant's failure to do so shall be a material breach of this Lease. Landlord shall not he required to keep any deposit under this Section separate from Landlord's general funds, and Tenant shall not be entitled to interest thereon. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant or, at Landlord's option, to the last assignee of Tenant's interest hereunder, at the expiration of the term of this Lease and after Tenant has vacated the Premises. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer all deposits then held by Landlord under this Section to Landlord's successor in interest, whereupon Tenant agrees to release Landlord from all liability for the return of such deposit or he accounting thereof.

                                CONSTRUCTION

     Landlord Shall prepare the premises for Tenant's possession. Such preparation shall include paint, carpet cleaning, ceiling tile replacements, glass cleaning, and service of the HVAC system.



                                     EXHIBIT C
                                   (Page 1 of 1)

                       ACKNOWLEDGEMENT OF LEASE COMMENCEMENT

     This Acknowledgement is executed as of __________________ day of _______, 19 ______ by LEVITT, LEVITT & LUGASH ("Landlord"), and CONSUMER NET MARKETPLACE, a California corporation ("Tenant ), pursuant to Section 2,5 of the Lease dated,,,______________ 19 ____ between Landlord and Tenant (the "LEASE") covering premises located at 1900 Los Angeles Avenue, Second Floor (the "PREMISES").

Landlord and Tenant hereby acknowledge and agree as follows:

          1. The Commencement Date under the Lease is _____________________, 19______.

          2. The termination date under the Lease shall be ________________, 19______, subject to any applicable provisions of the Lease or extension or early termination thereof

          3. The agreed square footage of the Premises, as built, is _______square feet.

          4. Tenant accepts the Premises and acknowledges the satisfactory completion of all improvements therein (if any) required to be made by Landlord, subject only to any applicable "punch list" or similar procedures specifically provided under the lease.

     EXECUTED as of the date first set forth above.

     "Landlord"                              "Tenant"

LEVITT, LEVITT & LUGASH, a              CONSUMER NET MARKETPLACE, a
California general partnership          California corporation

By __________________________           By ________________

     Michael Levitt                          Fredrick Rice
     Authorized Representative               President


                                     EXHIBIT D
                                    (Page 1 of 1)

                               RULES AND REGULATIONS

     1. The sidewalks, halls, passages, exits, entrances, elevator and stairways of the Building shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevator and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building except such roof or portion thereof as may be contiguous to the premises of a particular tenant and may be designated in writing by Landlord as a roof deck or roof garden area.

     2. No sign, placard, picture, name, advertisement or notice visible from the exterior of any tenant's premises shall be inscribed, painted, affixed or otherwise displayed by any tenant on any part of the Building without the prior written consent of Landlord. Landlord will adopt and furnish to tenants general guidelines relating to signs inside the Building on the office floors and on the exterior of the Building, if allowed by Landlord. Each tenant shall conform to such guidelines, but may request approval of Landlord for modifications, which approval will not be unreasonably withheld. All approved signs or lettering on doors shall be printed, painted, affixed, inscribed and maintained at the expense of the tenant by a person approved by Landlord, which approval will not be unreasonably withheld. Material visible from outside the Building will not be permitted.

     3. The premises shall not be used for the storage of merchandise held for sale to the general public or for lodging. No cooking shall be done or permitted by any tenant on the premises, except that use by the tenant of food and beverage vending machines and Underwriters Laboratory approved microwave ovens and equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

     4. No tenant shall employ any person or persons other than Landlord's janitorial service for the purpose of cleaning the premises, unless otherwise approved by Landlord. No person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. No tenant shall cause any unnecessary labor by reason of such tenant's carelessness or indifference in the preservation of good order and cleanliness. Janitor service will not be furnished to occupied rooms on nights when rooms are occupied after 9:30 P.M. unless, by prior arrangement with Landlord, service is extended to a later hour for specifically designated rooms.

     5. No tenant shall alter any lock or install a new or additional lock or any bolt on any door of its premises without the prior notification in writing to Landlord. The tenant shall in each case furnish Landlord with a key for any such lock. Each tenant, upon the termination of its tenancy, shall deliver to Landlord all keys to doors in the building.

     6. The elevator shall be available for freight use by all tenants in the Building, subject to such reasonable scheduling as Landlord in its reasonable discretion shall deem appropriate. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the building. Heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining such property shall be repaired at tile expense of the tenant.

     6. No tenant shall use or keep in the premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment, or, without landlord's prior approval, use any method of heating or air conditioning other than that supplied by Landlord. No tenant shall use or keep or permit to be used or kept any foul or noxious gas or substance in the premises, or permit or suffer the premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in anyway with other tenants or those having business therein. No pets Shall be kept in the premises.


                                     EXHIBIT E
                                    (Page 1 of 3)

                                   GUARANTY

     THIS GUARANTY is executed this 30 day of March, l998, by Fredrick Rice, an individual ("Guarantor"), with reference to the following facts:


                                   RECITALS

     A. Substantially concurrently herewith, Levitt, Levitt & Lugash, a California general partnership ("LANDLORD") as lessor, proposes to enter into a lease (the "Lease") with Consumer Net Marketplace, a California corporation ("Tenant"), as lessee, covering certain premises Commonly known as 1900 Los Angeles Avenue, SUITE 200, Simi Valley, California (the "Premises").

     B. Guarantor is President of, and is a direct or indirect owner or parent of Tenant and has a financial interest in Tenant In order to induce Landlord to enter into the Lease with Tenant (which Landlord would not do without Guarantor's execution and delivery of this Guaranty) Guarantor desires to enter into this guaranty of the obligations of Tenant as lessee under the Lease

                                  AGREEMENT

          NOW THEREFORE, FOR VALUABLE CONSIDERATION, Guarantor hereby acknowledges and agrees as follows:

     1. Guarantor unconditionally and irrevocably guarantees to Landlord and its legal representatives, successors and assigns the timely payment of rent and all other amount payable by Tenant under the Lease and the faithful and prompt performance of each and all of the other obligations and covenants of Tenant pursuant to the Lease (including any renewals or extensions thereof).

     2. If default shall at any time be made in the payment of rent or other amounts or in the performance of any other obligations Or covenants of Tenant pursuant to the Lease, Or if Landlord shall at any time institute summary proceedings or any other action or proceedings for the recovery of possession of the Premises, by reason of nonpayment of rent or otherwise, then Guarantor shall pay the rent or any arrears thereof, or any other sum or sums provided to be paid by Tenant under the terms of the Lease, that may then be due under the Lease or that may become due Guarantor shall also pay any and all damages that may arise in consequence of the nonperformance of any of the obligators and covenants of Tenant under the Lease. Guarantor waives any right to notice of any such defaults from Landlord and waives any right to require Landlord to institute any proceedings against Tenant for the collection of such amounts or to exercise or exhaust any other rights or legal remedies Landlord may have against tenant.

     3. Guarantor hereby consents to all modifications, amendments, changes and assignments of the Lease hereafter agreed to by Landlord and Tenant, waives any right to notice of such modifications, amendments, changes and assignments, and agrees that this Guaranty shall continue to guarantee the performance of the Lease as so modified, amended, changed or assigned.

     4. This Guaranty shall not be waived, released, modified or affected by any failure or delay on the part of Landlord to enforce any of the rights or remedies of Landlord under the Lease, whether pursuant to the terms thereof or at law or in equity.

     5. Guarantor hereby waives, to the fullest extent permitted by law, (a) notice of acceptance of this Guaranty, (b) demand for payment, presentation and protest, (c) all right to assert or plead any statute of limitations as a defense to any action relating to this Guaranty or the Lease, (d) any right to require Landlord to apply to any default any security deposit or other security landlord may hold under the Lease, (e) any right to require Landlord to proceed under any other remedy Landlord may have before proceeding against Guarantor, and (f) any right of subrogation Guarantor hereby subordinates any and all existing and/or future indebtedness of Tenant to Guarantor to the obligations owed to Landlord under the Lease and under this Guaranty.

     6. The obligations of Tenant under the Lease to execute and deliver estoppel statements and financial information to Landlord shall also he deemed to require Guarantor to execute and provide the same documents and information relative to and on behalf of Guarantor.


                                     EXHIBIT F
                                    (Page 1 of 2)

     7. The term "LANDLORD" as used herein means and includes the Landlord named above and in the Lease, any assignee of any such Landlord (whether by outright assignment or assignment for security), and any successor to the interest of any such Landlord or assignee.

     8. The term "Tenant" as used herein, means and includes the Tenant named above and in the Lease, any assignee of any such Tenant, and any successor to the interest of any such Tenant or assignee.

     9. if any legal proceedings are instituted that concern this Guaranty or the Lease, the party or parties prevailing in such proceedings shall be entitled to reasonable attorneys fees and all related costs incurred in connection with such proceedings (including, but not limited to, all such attorneys fee and costs incurred (i) in any appellate proceedings and/or (ii) in the enforcement of any judgment or award rendered in any such proceedings). If Landlord incurs any attorneys fees and related costs prior to commencement of any legal proceedings that concern this Guaranty or the Lease, and if such attorneys' fees and costs result in any breach or alleged breach of this Guaranty or the Lease, Guarantor shall reimburse all such attorneys' fees and costs upon demand of Landlord, regardless of whether legal proceedings ultimately are commenced.

     10. If separate guaranties are executed or have been executed by other persons or entities with respect to the Lease, the liability of Guarantor shall be joint and several with that of any such other guarantors and shall not be limited or diminished in any respect by the existence of any such separate guaranties.

     IN WITNESS WHEREOF, Guarantor has executed this Guaranty on the date first set forth above, effective as of the date of mutual execution and delivery of the Lease by Landlord and Tenant.


                         Fredrick Rice                   (Signature)
                                         -----------------------------

                         Social Security Number
                                                ----------------------


                                     EXHIBIT F
                                   (Page 2 of 2)